Exhibit 5.1

Opinion of Gallagher & Kennedy, P.A.

October 31, 2016

IsoRay, Inc.

350 Hills Street, Suite 106

Richland, Washington 99354

Re:	IsoRay, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to IsoRay, Inc., a Minnesota corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about October 31, 2016 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of a total of 4,000,000 shares of the Company’s Common Stock (the “Shares”) reserved for issuance under the 2016 Equity Incentive Plan (the “Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation and Bylaws of the Company, as amended to date, corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. In such examination, we have assumed, and express no opinion as to, the following: (a) the authenticity and completeness of original documents and the genuineness of all signatures; (b) the legal capacity of all natural persons or entities executing such documents; (c) the conformity to the originals and completeness of all documents submitted to us as copies; and (d) the lack of any undisclosed termination, modification, waiver or amendment to the records, documents, instruments, and certificates we have reviewed. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matter that might have been disclosed by independent verification.

Based on the foregoing, it is our opinion that the Shares have been duly authorized and, when and to the extent the Shares are issued, sold and delivered in accordance with the Plan and the form of award agreements thereunder and in the manner and for the consideration stated in the Registration Statement and relevant Prospectus, such Shares will be validly issued, non-assessable, and, to our knowledge, fully paid.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

The opinions expressed herein are limited to the federal laws of the United States and the laws of the State of Minnesota.

This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein. We note specifically that the Shares may be issued from time to time hereafter, and our opinion is limited to the applicable laws, including the related rules and regulations, as in effect on the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Gallagher & Kennedy, P.A. Gallagher & Kennedy, P.A.